                                                                    EXHIBIT 99.1


                             FOR IMMEDIATE RELEASE


[CHAD LOGO]
                                                           21622 Plummer Street
THERAPEUTICS                                              Chatsworth, CA  91311
The Ambulatory O2 Specialists!                         Toll Free:  800.432.8870
                                                           Phone:  818.882.0883
                                                        Main Fax:  818.882.1809

COMPANY CONTACT:                                              INVESTOR CONTACT:
Earl L. Yager                                           Neil Berkman Associates
President                                                      (310) 277 - 5162
www.CHADtherapeutics.com                             info@BerkmanAssociates.com


        CHAD THERAPEUTICS REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS

      CHATSWORTH, CALIFORNIA, May 22, 2003 . . . CHAD THERAPEUTICS, INC. (ASE:CTU), a producer and distributor of oxygen conserving devices and oxygen systems for pulmonary patients who need supplementary oxygen, today announced operating results for the fourth quarter and fiscal year ended March 31, 2003.

      For the fourth quarter, revenue increased 13% to $4,699,000 from $4,176,000 for the fourth quarter of fiscal 2002. The net loss for the fourth quarter of fiscal 2003 was $841,000, or $0.08 per share, which includes a previously announced non-cash charge of $934,000 for the write-off of an intangible license fee asset under FASB Statement No. 144, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of." For the fourth quarter of fiscal 2002, net earnings were $996,000, or $0.10 per diluted share, which included an income tax benefit of $995,000 that resulted from newly enacted Federal income tax regulations extending the period during which net operating losses may be carried back.

      For the year, revenue increased 3% to $19,541,000 from $19,006,000 for fiscal 2002. The net loss for fiscal 2003 was $433,000, or $0.04 per diluted share, after the $934,000 non-cash charge mentioned above and $165,000 in unanticipated expenses incurred in connection with a proxy contest waged by a group of dissident shareholders who attempted unsuccessfully to elect nominees to CHAD's Board. For fiscal 2002, net earnings were $1,157,000, or $0.11 per diluted share, which included the $995,000 income tax benefit mentioned above.

NON-GAAP FINANCIAL MEASURES

      In light of the significance of the events discussed above, we believe it is helpful to consider the following non-GAAP measures in assessing the company's financial results:

      For the fourth quarter of fiscal 2003, net earnings before the non-cash charge were $93,000, or $0.01 per diluted share. For the fourth quarter of fiscal 2002, net earnings before the income tax benefit were $1,000, or $0.00 per diluted share.

      For fiscal 2003, pro forma net earnings before the non-cash charge were $501,000, or $0.05 per diluted share. For fiscal 2002, pro forma net earnings before the income tax benefit were $162,000, or $0.02 per diluted share.

      The following table reconciles these items.

                                                                          Twelve Months Ended            Three Months Ended
                                                                               March 31,                      March 31,
          RECONCILIATION TO GAAP EARNINGS                                 2003            2002            2003           2002
                                                                      ----------      ----------      ---------       --------
       GAAP net earnings (loss)                                       $(433,000)      $1,157,000      $(841,000)      $996,000
         Non-cash charge for intangible license fee write-off            934,000              --         934,000            --
         Income tax (benefit)                                                 --       (995,000)              --     (995,000)
                                                                      ---------       ----------      ---------       --------
       Pro forma net earnings
           before non-cash charges and income tax benefits               501,000         162,000          93,000         1,000

          RECONCILIATION TO DILUTED EARNINGS PER SHARE:
       GAAP net earnings (loss) per share                                 (0.04)            0.11          (0.08)          0.10
         Non-cash charge for intangible license fee write-off               0.09              --            0.09            --
         Income tax (benefit)                                                 --          (0.09)              --        (0.10)
                                                                      ---------       ----------      ---------       --------
       Pro forma diluted earnings per share
           before non-cash charges and income tax benefits               $  0.05        $   0.02         $  0.01       $  0.00


                                     (more)


 CHAD, OXYMATIC, OXYMIZER, OXYLITE, AND TOTAL O2 ARE REGISTERED TRADEMARKS OF
                            CHAD THERAPEUTICS, INC.
                           ISO 9001 CERTIFIED COMPANY
                            WWW.CHADTHERAPEUTICS.COM

CHAD THERAPEUTICS REPORTS FOURTH QUARTER AND FISCAL 2003 RESULTS
May 22, 2003
Page Two

OPERATIONS REVIEW

      Thomas E. Jones, Chief Executive Officer, said, "The increase in revenue for fiscal 2003 was driven by domestic sales of oxygen conservers, which increased 22% compared to fiscal 2002. The fourth quarter of fiscal 2003 also saw a $177,000 increase in international revenue versus the fourth quarter of fiscal 2002, again primarily the result of higher conserver sales. By giving homecare providers a choice to fit virtually every patient need, the success of our OXYMATIC(R) 400 Series and CYPRESS(TM) OXYPneumatic(R) conservers have allowed us to continue to gain share in the domestic conserver market and to begin to expand our position internationally as well."

      Jones continued, "As anticipated, the continuing strong performance of our conserver products was offset by lower sales of our TOTAL O2(R) Delivery System. We previously reported that the decline in TOTAL O2 system sales resulted primarily from the acquisition, in October 2001, of a customer that was purchasing significant numbers of this product by a national chain that has discontinued these purchases. October 2002 was the last month that this factor had a significant impact on sales comparisons to the prior year. While current sales levels have led to the previously mentioned write-off of our TOTAL O2 system intangible license fee asset, we continue to support and promote this proprietary product and believe it will ultimately be successful in the home respiratory care market."

OUTLOOK

      Jones added, "We are pleased with our progress in implementing CHAD's strategic growth plan. The success of our conservers is restoring CHAD's traditional leadership in this important market segment, and we expect continued growth for these products throughout the new fiscal year. We are optimistic that products emerging from the recently announced license and product development agreements with AirMatrix Technologies, Inc. and ACOBA, LLC will provide additional growth opportunities beginning later this year.

      "We currently expect positive revenue comparisons for fiscal 2004 compared to fiscal 2003. We also expect net earnings for fiscal 2004 to exceed net earnings for fiscal 2003 after factoring out the non-cash charge."

OPERATING LOSS CARRYFORWARDS

      At March 31, 2003, the company had fully utilized its net operating loss carrybacks and had approximately $346,000 and $2,785,000 in Federal and California net operating loss carryforwards, respectively, available to offset future taxable income. In September of 2002, the State of California enacted legislation that suspended the utilization of net operating loss carryforwards during tax years starting in 2002 and 2003 effective retroactively to January 1, 2002. As a result, CHAD will be unable to use its California net operating loss carry forwards until the tax year beginning April 1, 2004.

ABOUT CHAD THERAPEUTICS

      CHAD Therapeutics, Inc. is in the business of developing, producing and marketing respiratory care devices designed to improve the efficiency of oxygen delivery systems for home health care and hospital treatment of patients suffering from pulmonary diseases. For more information, visit www.CHADtherapeutics.com.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995.

      The foregoing statements regarding prospects for future earnings and revenues, future sales trends for the OXYMATIC 400 series and CYPRESS conservers and the introduction of products under development are forward-looking statements that involve certain risks and uncertainties. A number of important factors could cause actual results to differ materially from those contemplated by such forward-looking statements. These include the loss of one or more major customers, increased competition, the introduction of new products with perceived competitive advantages over the OXYMATIC 400 series and CYPRESS conservers, changes or proposed changes in health care reimbursement which affect home care providers and CHAD's ability to anticipate and respond to technological and economic changes in the home oxygen market. Moreover, the success of the OXYMATIC 400 series and CYPRESS conservers and products under development will depend on their efficacy, reliability and the health care community's perception of the products' capabilities and benefits, the degree of acceptance the products achieve among homecare providers and, with respect to products under development, obtaining timely regulatory approval. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Company's annual and quarterly reports filed with the Securities and Exchange Commission under the caption "Outlook: Issues and Risks."


                                (tables attached)

                                                                          #3317

                             CHAD THERAPEUTICS, INC.
                       CONDENSED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                  Twelve Months Ended                   Three Months Ended
                                                        March 31,                            March 31,
                                           -------------------------------       -------------------------------
                                                2003               2002               2003               2002
                                           ------------       ------------       ------------       ------------
Net sales                                  $ 19,541,000       $ 19,006,000       $  4,699,000       $  4,176,000

Cost of sales                                11,190,000         11,839,000          2,663,000          2,435,000
                                           ------------       ------------       ------------       ------------
       Gross profit                           8,351,000          7,167,000          2,036,000          1,741,000



Costs and expenses:

  Selling, general and administrative         7,810,000          6,231,000          2,621,000          1,532,000

  Research and development                      989,000            819,000            294,000            214,000
                                           ------------       ------------       ------------       ------------
       Total costs and expenses               8,799,000          7,050,000          2,915,000          1,746,000
                                           ------------       ------------       ------------       ------------

Operating income (loss)                        (448,000)           117,000           (879,000)            (5,000)

Interest income                                  20,000             50,000              5,000              7,000
                                           ------------       ------------       ------------       ------------

Earnings (loss) before income taxes            (428,000)           167,000           (874,000)             2,000

Income tax (benefit) expense                      5,000           (990,000)           (33,000)          (994,000)
                                           ------------       ------------       ------------       ------------

       Net earnings (loss)                 $   (433,000)      $  1,157,000       $   (841,000)      $    996,000
                                           ============       ============       ============       ============

Basic earnings (loss) per share            $      (0.04)      $       0.12       $      (0.08)      $       0.10

Diluted earnings (loss) per share          $      (0.04)      $       0.11       $      (0.08)      $       0.10
                                           ============       ============       ============       ============

Weighted shares outstanding:
       Basic                                 10,071,000         10,053,000         10,076,000         10,056,000

       Diluted                               10,376,000         10,386,000         10,310,000         10,442,000

                            CHAD THEREAPEUTICS, INC.
                            CONDENSED BALANCE SHEETS
                                   (unaudited)


                                                                          March 31,          March 31,
                                                                            2003               2002
                                                                       ------------       ------------
ASSETS

Current assets:

     Cash                                                              $  1,596,000       $    520,000
     Accounts receivable                                                  2,517,000          2,333,000
     Income taxes refundable                                                  4,000            995,000
     Inventories, net                                                     5,511,000          5,284,000
     Prepaid expenses                                                       601,000            315,000
                                                                       ------------       ------------

         Total current assets                                            10,229,000          9,447,000
                                                                       ------------       ------------

Property, plant and equipment, net                                        1,236,000          1,652,000
Other assets                                                                640,000          1,224,000
                                                                       ------------       ------------

         Total Assets                                                  $ 12,105,000       $ 12,323,000
                                                                       ============       ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                  $    741,000       $    777,000
     Accrued expenses                                                     1,263,000          1,169,000
     Income taxes payable                                                     1,000              4,000
                                                                       ------------       ------------

         Total current liabilities                                        2,005,000          1,950,000
                                                                       ------------       ------------

Shareholders' equity:
     Common shares, no par value, authorized 40,000,000
         shares, 10,076,000 and 10,059,000 issued and outstanding        13,117,000         13,097,000
     Retained earnings (accumulated deficit)                             (3,017,000)        (2,724,000)
                                                                       ------------       ------------

         Net shareholders' equity                                        10,100,000         10,373,000
                                                                       ------------       ------------

         Total Liabilities and Shareholders' Equity                    $ 12,105,000       $ 12,323,000
                                                                       ============       ============